UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007

CELGENE CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-16132	22-2711928
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On December 10, 2007, Celgene International Sarl announced that clinical data from two ongoing REVLIMID® (lenalidomide) studies in Relapsed/Refractory Aggressive Non-Hodgkins Lymphoma, or NHL, were reported during the 49th annual meeting of the American Society of Hematology, or ASH. These studies demonstrate REVLIMID®’s activity in NHL and the need to further evaluate treatment in this critical area of blood disease.

The initial analysis of the first 46 patients of a 200 patient phase-II, multi-center open-label clinical study, NHL-003, shows encouraging results that are consistent with those of the earlier NHL-002 trial (Abstract #2565). Responses were seen across all sub-types of NHL. Furthermore, prognostic factors have been identified that may be predictive of response to REVLIMID® monotherapy. The study reported that overall response to single agent lenalidomide was 28%, with 6 responses in the diffuse large B-cell lymphoma group (21%) and 5 in the mantle cell lymphoma group (38%). Ten patients had stable disease (SD), for a tumor control rate (CR, unconfirmed CR, PR or SD) of 50%.

Attached hereto and incorporated herein by reference as Exhibit 99.1 is the Press Release announcing such information.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibit 99.1 – Press Release dated December 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION
Date: December 11, 2007	By:	/s/ David W. Gryska

Name: David W. Gryska
Title: Sr. Vice President and Chief Financial Officer